STONEONE, INC.

                       A Nevada Corporation



                           Exhibit 23

            Consent of Independent Public Accountants


ARESON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
4/F., Galuxe Building, 8-10 On Lan Street, Central, Hong Kong
Tel. (852) 2523 2167    Fax. (852) 2810 1957
Email. aac@netvigator.com   whajr@netvigator.com
Principal: William H. Areson, Jr., CPA
           New York, USA



June 5, 2002


The Board of Directors
Stoneone, Inc.
Suite 1201 Alexandra House
16-20 Chater Road
Hong Kong


Dear Sirs,

As independent public accountants, we hereby consent to the incorporation in this Form 10SB filed on June 14, 2002 our audit report dated April 6, 2002 on the financial statements of Stoneone, Inc. for the period from March 20, 2002 (Date of
Incorporation) to April 2, 2002.





ARESON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS